Exhibit 4.1

Reference	2625-10

InterContinental Hotels Group PLC

ORDINARY SHARES OF 10 PENCE EACH

5th PROOF	THE ATTACHED CERTIFICATE IS VALUABLE.
103214 SS	PLEASE KEEP IT IN A SAFE PLACE.

Should you need to notify the Registrar of a change of address, please complete the form on the reverse of this counterfoil and send it to Lloyds TSB Registrars. In the case of a joint holding, the change of address of the first-named shareholder only should be notified and the form should be signed by the first-named shareholder only.

Please do NOT return your share certificate with the change of address form.

CERTIFICATE No.	ACCOUNT No.	TRANSFER No.	DATE	NUMBER OF ORDINARY SHARES

Incorporated and registered in England and Wales under the Companies Acts 1985 and 1989
Registered No. 5134420

ORDINARY SHARES OF 10 PENCE EACH

This is to Certify that the undermentioned is/are the registered holder(s) of Ordinary Shares of 10 pence each fully paid in InterContinental Hotels Group PLC as shown herein subject to the Memorandum and Articles of Association of the Company.

NAME(S) OF HOLDER(S)

Given under the Securities Seal, of the Company

NUMBER OF ORDINARY SHARES

Orchestra 103214

This certificate should be kept in a safe place. It will be needed when you sell or transfer the shares.

No transfer of any portion of this holding will be registered unless this certificate is deposited at the office of the Registrar.

The Registrar’s address is Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA
(Telephone 0870 600 3957, overseas callers should call +44 121415 7034) and the relevant reference for correspondence is No. 2625.

There is now a range of shareholder information on line. You can check your holding and find practical help on transferring shares or updating your details at www.shareview.co.uk.

CHANGE OF ADDRESS - Please use BLOCK LETTERS
To: The Registrar, Intercontinental Hotels Group PLC, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA.

Name(s) of shareholders) - Please fill in the full name(s) of the shareholder($) as shown in the certificate.
2625

1st or Sole Holder

2nd Holder (if any)

3rd Holder (if any)

4th Holder (if any)

OLD ADDRESS

Please change the
address in the

Register of

Members from:

to:

NEW ADDRESS

Please fill in full

details including
postcode:

PLEASE SIGN HERE	DATE

NOTES	(i)	The above information will be used to amend any InterContinental Hotels Group PLC share accounts in which your name appears as the first or sole holder and which contains the same old address, including any accounts with designations.

	(ii)	If the change affects holdings of shares in other companies for which Lloyds TSB Registrars acts as Registrar, please give full details on a separate piece of paper.